UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 14, 2014 (March 14, 2014)

GREEKTOWN HOLDINGS, L.L.C.

(Exact Name of Registrant as Specified in its Charter)

Michigan	000-1432622	20-3579386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

555 East Lafayette, Detroit, Michigan 48226

(Address of Principal Executive Offices) (Zip Code)

(313) 223-2999

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01      Other Events

On March 14, 2014, Greektown Holdings, L.L.C. and Greektown Mothership Corporation (together, the “Issuers”) issued a news release announcing that it closed an issuance of $425 million in aggregate principal amount of Second Priority Senior Secured Notes due 2019 through a private placement. The Issuers used a portion of the net proceeds from the offering to purchase any outstanding 13% Senior Secured Notes due 2015 (the “2015 Notes”) that were tendered by holders thereof, and a portion to redeem any remaining outstanding 2015 Notes in accordance with the indenture governing the 2015 Notes.  A copy of the news release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

ITEM 9.01      Financial Statements and Exhibits

(d)	Exhibits

99.1	News Release, dated March 14, 2014, announcing the Issuers’ Closing of $425 Million Debt Offering.

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SIGNATURE

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2014

GREEKTOWN HOLDINGS, L.L.C.

By:	/s/ Glen Tomaszewski
Name: Glen Tomaszewski
Title: Senior Vice President, Chief Financial Officer and Treasurer

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